As filed with the Securities and Exchange Commission on June 12, 1996


                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


       Form S-8 -- Registration Statement Under The Securities Act of 1933

                                  _____________

                                  HBO & COMPANY
               (Exact name of issuer as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   37-0986839
                      (I.R.S. Employer Identification No.)


                           301 Perimeter Center North
                             Atlanta, Georgia  30346
               (Address of principal executive offices) (zip code)

                                   __________

                   HBO & COMPANY 1990 EXECUTIVE INCENTIVE PLAN
                            (Full title of the plan)

                                   __________

                                James A. Gilbert
                                  HBO & Company
                           301 Perimeter Center North
                             Atlanta, Georgia  30346
                     (Name and address of agent for service)

                                   __________

                                 (770) 393-6000
          (Telephone number, including area code, of agent for service)

                                   __________

               WITH COPY TO:  Lisa A. Stater, Esq.
                              Jones, Day, Reavis & Pogue
                              3500 One Peachtree Center
                              303 Peachtree Street, N.E.
                              Atlanta, Georgia  30308-3242
                              (404) 521-3939


                        Exhibit Index Appears on Page 10

                               Page 1 of 14 Pages                    (continued)

                         Calculation of Registration Fee

- --------------------------------------------------------------------------------
Title of                        Proposed maxi-   Proposed maxi-   Amount of
securities to    Amount to be   mum offering     mum aggregate    registra-
be registered    registered     price per share  offering price   tion fee
- --------------------------------------------------------------------------------
Common Stock
$.05 par value    1,208,000    $51.39114235(1) $ 62,080,500.00(1) $21,407.03
and Preferred
Share Purchase
Rights (2)


Common Stock
$.05 par value    1,792,000    $      66.50(1) $119,168,000.00(1) $41,092.34
and Preferred
Share Purchase
Rights (2)


TOTAL             3,000,000                                       $62,499.37
                   shares

(1) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933, as amended ("1933 Act"). With respect to 1,208,000 shares presently subject to options or awards, the offering price is based upon the actual weighted average exercise price and with respect to the remaining 1,792,000 shares, the offering price has been calculated on the basis of the last sale price of such securities on NASDAQ on June 10, 1996, a date within 5 business days prior to the filing of this Registration Statement. The foregoing calculations give effect to the two-for-one stock split effected in the form of a stock dividend paid June
10, 1996.

(2) The Preferred Share Purchase Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.


                                EXPLANATORY NOTE

In accordance with the Note to Part I of the Form S-8, the information specified by Part I has been omitted from this Registration Statement.


                               Page 2 of 14 Pages

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   Incorporation of Documents by Reference

     The Company hereby incorporates by reference into this Registration Statement the following documents:

(a) The Company's Annual Report Form 10-K for the fiscal year ended December 31, 1995.

(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("1934 Act"), since December 31, 1995.

(c) The description of the Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 19, 1981, as amended and February 19, 1991, as amended, respectively.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


Item 4.   Description of Securities

Inapplicable


Item 5.   Interests of Named Experts and Counsel

Inapplicable


Item 6.   Indemnification of Directors and Officers

     The Company's By-Laws (Article, IX, Section 1) provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a

                               Page 3 of 14 Pages
director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.
Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article.

     Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not

                               Page 4 of 14 Pages
opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Furthermore, the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the cases, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     In addition, the General Corporation Law of Delaware was amended in 1986 to enable a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty of care. The statutory amendment provides, however, that (a) liability for duty or loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) the right of improper personal benefits could not be eliminated or limited in this manner. The Company's Certificate of Incorporation has been amended to contain provisions substantially similar to those contained in the amended Corporation Law of Delaware.


Item 7.   Exemption from Registration Claimed

Inapplicable.


Item 8.   Exhibits

                               Page 5 of 14 Pages

Exhibit
Number                             Description

Included in Part II of the Registration Statement:

4         HBO & Company 1990 Executive Incentive Plan
          (previously filed (as Exhibit 4 to Form S-8,
          File No. 33-82962))

4(a)      Amendment to Plan

5         Opinion of Counsel re: legality

15        Letter re: unaudited interim financial information

23(a)     Consent of Counsel (contained in Exhibit 5)

23(b)     Consent of independent public accountants

24        Power of Attorney


Item 9.   Undertakings

(a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will

                               Page 6 of 14 Pages
     be governed by the final adjudication of such issue.

(c) The undersigned Registrant undertakes to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(d) The undersigned Registrant undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               Page 7 of 14 Pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of June, 1996.


                              HBO & COMPANY



                              By:/s/ Charles W. McCall
                                 -----------------------------
                                 Charles W. McCall
                                 President, Chief Executive
                                 Officer and Director



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Gilbert, and Jay P. Gilbertson, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


     Signature                 Title                               Date
     ---------                 -----                               ----



/s/ Charles W. McCall        President, Chief Executive         June 10, 1996
- -------------------------    Officer and Director
Charles W. McCall            (Principal Executive Officer)



                                                          (signatures continued)


                               Page 8 of 14 Pages

/s/ Jay P. Gilbertson        Sr. Vice President - Finance,      June 10, 1996
- -------------------------    Assistant Secretary,
Jay P. Gilbertson            Treasurer, Chief Financial
                             Officer and Chief Accounting
                             Officer (Principal Financial
                             and Accounting Officer)



/s/ Holcombe T. Green, Jr.
- --------------------------   Chairman of the Board              June 10, 1996
Holcombe T. Green, Jr.



/s/ Alfred C. Eckert  III
- --------------------------   Director                           June 10, 1996
Alfred C. Eckert III



/s/ Philip A. Incarnati
- --------------------------   Director                           June 10, 1996
Philip A. Incarnati



/s/ Alton F. Irby III
- --------------------------   Director                           June 10, 1996
Alton F. Irby III



/s/ Gerald E. Mayo
- --------------------------   Director                           June 10, 1996
Gerald E. Mayo



/s/ James V. Napier
- --------------------------   Director                           June 10, 1996
James V. Napier



/s/ Charles E. Thoele
- --------------------------   Director                           June 10, 1996
Charles E. Thoele



/s/ Donald C. Wegmiller
- --------------------------   Director                           June 10, 1996
Donald C. Wegmiller

                                Page 9 of 14 Pages

Exhibit                                                           Page
Number                             Description                   Number
- ------                             -----------                   ------

Included in Part II of the Registration Statement:

4         HBO & Company 1990 Executive Incentive Plan
          (previously filed (as Exhibit 4 to Form S-8,
          File No. 33-82962))

4(a)      Amendment to Plan                                        11

5         Opinion of Counsel re: legality                          12

15        Letter re: unaudited interim financial
          information                                              13

23(a)     Consent of Counsel (contained in Exhibit 5)              12

23(b)     Consent of independent public accountants                14

24        Power of Attorney                                         8

                               Page 10 of 14 Pages